Exhibit 99.1

The Men’s Wearhouse, Inc. News Release
For Immediate Release
MEN’S WEARHOUSE REPORTS FISCAL 2009
FOURTH QUARTER AND FULL YEAR RESULTS
•	Q4 2009 GAAP diluted loss per share was $0.36 including a $0.25 per diluted share non-cash asset impairment charge resulting in Q4 2009 adjusted loss per share of $0.11
•	Fiscal 2009 GAAP diluted earnings per share were $0.86 and adjusted diluted earnings per share were $1.11

•	Company provides guidance for first quarter of fiscal 2010

•	Conference call at 5:00 pm Eastern today
HOUSTON – March 10, 2010 – The Men’s Wearhouse (NYSE: MW) today announced its consolidated financial results for the fourth quarter ended January 30, 2010.

	Fourth Quarter Sales Summary - Fiscal 2009
	U.S. dollars, in millions				Total Sales Change %	Comparable Store Sales Change %
	Current Year		Prior Year			Current Year		Prior Year

Total Company	$457.2		$476.4		-4.0%

MW	$294.3	(a)	$315.8	(a)	-6.8%	- 7.1	%(b)	- 9.7	%(b)

K&G	$92.7		$98.6		-6.0%	-5.0%		-10.7%

United States	$395.5		$424.5		-6.8%	-6.6%		- 9.9%

Moores	$61.7		$51.9		19.1%	1.9	%(c)	- 10.5	%(c)

	Year-To-Date Sales Summary - Fiscal 2009
	U.S. dollars, in millions				Total Sales Change %	Comparable Store Sales Change %
	Current Year		Prior Year			Current Year		Prior Year

Total Company	$1,909.6		$1,972.4		-3.2%

MW	$1,281.8	(a)	$1,322.0	(a)	-3.0%	- 4.0	%(b)	- 9.0	%(b)

K&G	$370.1		$376.0		-1.6%	- 1.9%		-11.7%

United States	$1,687.5		$1,742.2		-3.1%	-3.5%		- 9.6%

Moores	$222.1		$230.2		-3.6%	- 0.9	%(c)	- 5.6	%(c)

(a) Includes retail stores and ecommerce.
(b) Comparable store sales do not include ecommerce. Stores from the After Hours acquisition are included beginning Q2 of fiscal 2008.
(c) Comparable store sales change is based on the Canadian dollar.

Diluted loss per share was $0.36 for the fourth quarter ended January 30, 2010. Adjusted loss per share was $0.11. This excludes a $13.1 million (net of tax) or $0.25 per diluted share non-cash asset impairment charge. This compares to diluted loss per share guidance given December 8, 2009 of $0.15 to $0.19. Prior year fourth quarter GAAP diluted earnings per share were $0.03 and adjusted loss per share was $0.06 excluding $5.8 million (net of tax) or $0.11 per diluted share gain from an asset sale and $1.2 million (net of tax) or $0.02 per diluted share for a non-cash asset impairment charge.
Diluted earnings per share were $0.86 for fiscal year 2009. Adjusted diluted earnings per share were $1.11. This excludes a $13.1 million (net of tax) or $0.25 per diluted share non-cash asset impairment charge.
FOURTH QUARTER REVIEW
•	Total Company sales decreased 4.0% for the quarter.
•	Clothing product sales, representing 85.3% of fiscal fourth quarter 2009 total net sales, decreased 4.1% due to decreases in the Company’s comparable store sales primarily driven by a reduction in store traffic levels and a lower domestic average ticket.

•	Tuxedo rental sales, representing 7.7% of fiscal fourth quarter 2009 total net sales, decreased 1.2%.
•	Gross margin before occupancy costs, as a percentage of total net sales, decreased 105 basis points from 53.7% to 52.7%. Clothing product margins, as a percentage of related sales, decreased 127 basis points primarily due to increased promotional activities.

•	Occupancy costs increased, as a percentage of total net sales, by 35 basis points from 15.3% to 15.7%. On an absolute dollar basis, occupancy costs decreased 1.9% from $73.0 million in the prior year to $71.6 million.

•	In the fourth quarter, the Company incurred a pretax non-cash asset impairment charge related to 157 stores (145 Men’s Wearhouse and Tux stores and 12 K&G stores) in the amount of $19.5 million. Selling, general, and administrative expenses, excluding this charge, were $184.3 million in the current year and decreased 4.3% from the prior year’s adjusted SG&A of $192.6 million which excludes an $8.8 million pretax gain from an asset sale and a $1.8 million pretax non-cash asset impairment charge. As a percentage of total net sales, adjusted SG&A decreased 10 basis points from 40.4% to 40.3%. Adjusted SG&A excluding advertising decreased 3.8% from the adjusted prior year quarter.

•	Operating loss excluding the $19.5 million pretax non-cash asset impairment charge was $15.1 million or negative 3.3% of total net sales compared to adjusted operating loss of $9.6 million or negative 2.0% of total net sales for the same period last year, which excludes an $8.8 million pretax gain from an asset sale and a $1.8 million pretax non-cash asset impairment charge.

•	Cash and cash equivalent balances as of the end of the fourth quarter of 2009 were $186.0 million, an increase of $81.5 million over the cash and cash equivalent balances plus amounts held in short-term investments as of the same period last year.

•	Total inventories as of the end of the fourth quarter of 2009 were $431.5 million, a decrease of 2.0% from the prior year same period of $440.1 million.

•	Long term debt as of the end of the fourth quarter of 2009 was $43.5 million, a decrease of $19.4 million from the same period last year.

•	Fiscal 2009 total capital expenditures were $56.9 million, which consisted of $29.9 million for new stores, store remodels and store relocations and $27.0 million related to information technology and distribution centers and other corporate projects.

•	During fiscal 2009, the Company opened 5 new Men’s Wearhouse stores and 1 Men’s Wearhouse and Tux store and closed 4 Men’s Wearhouse stores, 1 K&G store, and 36 Men’s Wearhouse and Tux stores.
FIRST QUARTER 2010 GUIDANCE
•	For the first quarter of the fiscal year, the Company expects GAAP diluted earnings per share in a range of $0.12 to $0.16.

•	The Company anticipates comparable store sales at its MW stores to be flat to a decline in the low single digit range, at K&G a decrease in the low single digit range and at Moores a flat to low single digit decrease. Included in this outlook is a low single digit increase in tuxedo rental revenues.

•	Total gross profit for the first quarter is expected to increase in the low single digit range from the prior year. Occupancy costs are expected to decrease in a low single digit range in absolute dollar terms. Selling, general and administrative expenses are expected to increase in the low single digit range from the prior year.

•	This guidance includes an estimated effective tax rate of 35.2% for the first quarter.

•	Fully diluted shares outstanding of 52.5 million are estimated for the first quarter.

•	Capital expenditures for the full year are targeted in a range of $55 million to $60 million and depreciation and amortization is estimated at $75 million.

UPDATED CONFERENCE CALL AND WEBCAST INFORMATION
At 5:00 pm Eastern time on Wednesday, March 10, 2010, company management will host a conference call and real time web cast to review the fiscal fourth quarter and full year 2009 and provide its outlook for first quarter 2010.
To access the conference call, dial 480-629-9867. To access the live webcast presentation, visit the Investor Relations section of the Company’s website at www.menswearhouse.com. A telephonic replay will be available through March 17, 2010 by calling 303-590-3030 and entering the access code of 4248288#, or a webcast archive will be available free on the website for approximately 90 days.
STORE INFORMATION

	January 30, 2010		January 31, 2009
	Number	Sq. Ft.	Number	Sq. Ft.
	of Stores	(000’s)	of Stores	(000’s)
Men’s Wearhouse	581	3,284.4	580	3,263.1
Men’s Wearhouse and Tux	454	623.4	489	665.0
Moores, Clothing for Men	117	734.6	117	729.3
K&G (a)	107	2,475.6	108	2,493.4
Total	1,259	7,118.0	1,294	7,150.8

(a)	94 and 93 stores, respectively, offering women’s apparel.
Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,259 stores. The Men’s Wearhouse, Moores and K&G stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories and Men’s Wearhouse and Tux stores carry a limited selection. Tuxedo rentals are available in the Men’s Wearhouse, Moores and Men’s Wearhouse and Tux stores. The Company operates websites at www.menswearhouse.com, www.mooresclothingformen.com and www.kgstores.com.
This press release contains forward-looking information. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be significantly impacted by various factors, including sensitivity to economic conditions and consumer confidence, possibility of limited ability to expand Men’s Wearhouse stores, possibility that certain of our expansion strategies may present greater risks and other factors described in the Company’s annual report on Form 10-K for the year ended January 31, 2009 and subsequent Forms 10-Q.
For additional information on Men’s Wearhouse, please visit the Company’s website at www.menswearhouse.com.

CONTACT:	Neill Davis, EVP & CFO, Men’s Wearhouse (281) 776-7000 Ken Dennard, DRG&E (713) 529-6600

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
FOR THE THREE MONTHS ENDED
January 30, 2010 AND January 31, 2009
(In thousands, except per share data)

	Three Months Ended				Variance
		% of		% of			Basis
	2009	Sales	2008	Sales	Dollar	%	Points

Net sales:
Clothing product	$390,140	85.33%	$406,690	85.37%	$(16,550)	(4.07%)	0.05
Tuxedo rental services	35,380	7.74%	35,806	7.52%	(426)	(1.19%)	0.22
Alteration and other services	31,698	6.93%	33,864	7.11%	(2,166)	(6.40%)	(0.18)

Total net sales	457,218	100.00%	476,360	100.00%	(19,142)	(4.02%)	0.00

Total cost of sales	287,943	62.98%	293,370	61.59%	(5,427)	(1.85%)	1.39

Gross margin (a)	169,275	37.02%	182,990	38.41%	(13,715)	(7.49%)	(1.39)

Selling, general and administrative expenses	203,818	44.58%	185,550	38.95%	18,268	9.85%	5.63

Operating loss	(34,543)	(7.56%)	(2,560)	(0.54%)	(31,983)	(1,249.34%)	(7.02)

Net interest	(153)	(0.03%)	(350)	(0.07%)	197	56.29%	0.04

Loss before income taxes	(34,696)	(7.59%)	(2,910)	(0.61%)	(31,786)	(1,092.30%)	(6.98)

Benefit for income taxes	(15,778)	(3.45%)	(4,399)	(0.92%)	(11,379)	(258.67%)	(2.53)

Net earnings (loss)	$(18,918)	(4.14%)	$1,489	0.31%	$(20,407)	(1,370.52%)	(4.45)

Net earnings (loss) per diluted common share	$(0.36)		$0.03

Weighted average diluted common shares outstanding:	52,297		52,037

(a)	Gross margin as a percentage of related sales:

	Three Months Ended				Variance
		% of		% of			Basis
	2009	Related Sales	2008	Related Sales	Dollar	%	Points
Clothing margin	$204,967	52.54%	$218,819	53.80%	$(13,852)	(6.33%)	(1.27)
Tuxedo margin	27,967	79.05%	25,860	72.22%	2,107	8.15%	6.82
Alteration and other services margin	7,985	25.19%	11,307	33.39%	(3,322)	(29.38%)	(8.20)
Occupancy costs	(71,644)	(15.67%)	(72,996)	(15.32%)	1,352	1.85%	(0.35)

Gross margin	$169,275	37.02%	$182,990	38.41%	$(13,715)	(7.49%)	(1.39)

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (Unaudited)
FOR THE TWELVE MONTHS ENDED
January 30, 2010 AND January 31, 2009
(In thousands, except per share data)

	Twelve Months Ended				Variance
		% of		% of			Basis
	2009	Sales	2008	Sales	Dollar	%	Points
Net sales:
Clothing product	$1,447,386	75.80%	$1,515,704	76.84%	$(68,318)	(4.51%)	(1.05)
Tuxedo rental services	334,068	17.49%	329,951	16.73%	4,117	1.25%	0.77
Alteration and other services	128,121	6.71%	126,763	6.43%	1,358	1.07%	0.28

Total net sales	1,909,575	100.00%	1,972,418	100.00%	(62,843)	(3.19%)	0.00

Total cost of sales	1,111,849	58.22%	1,121,906	56.88%	(10,057)	(0.90%)	1.35

Gross margin (a)	797,726	41.78%	850,512	43.12%	(52,786)	(6.21%)	(1.35)

Selling, general and administrative expenses	729,522	38.20%	760,041	38.53%	(30,519)	(4.02%)	(0.33)

Operating income	68,204	3.57%	90,471	4.59%	(22,267)	(24.61%)	(1.02)

Net interest	(332)	(0.02%)	(1,708)	(0.09%)	1,376	80.56%	0.07

Earnings before income taxes	67,872	3.55%	88,763	4.50%	(20,891)	(23.54%)	(0.95)

Provision for income taxes	22,364	1.17%	29,919	1.52%	(7,555)	(25.25%)	(0.35)

Net earnings	$45,508	2.38%	$58,844	2.98%	$(13,336)	(22.66%)	(0.60)

Net earnings per diluted common share (b)	$0.86		$1.13

Weighted average diluted common shares outstanding:	52,280		51,944

(a)	Gross margin as a percentage of related sales:

	Twelve Months Ended				Variance
		% of		% of			Basis
	2009	Related Sales	2008	Related Sales	Dollar	%	Points

Clothing margin	$777,215	53.70%	$843,075	55.62%	$(65,860)	(7.81%)	(1.92)
Tuxedo margin	276,651	82.81%	270,436	81.96%	6,215	2.30%	0.85
Alteration and other services margin	33,532	26.17%	30,598	24.14%	2,934	9.59%	2.03
Occupancy costs	(289,672)	(15.17%)	(293,597)	(14.89%)	3,925	1.34%	(0.28)

Gross margin	$797,726	41.78%	$850,512	43.12%	$(52,786)	(6.21%)	(1.35)

(b)	Calculated based on net earnings less net earnings allocated to participating securities for the twelve months ended January 30, 2010.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	January 30,	January 31,
	2010	2009
ASSETS

Current assets:
Cash and cash equivalents	$186,018	$87,412
Short-term investments	—	17,121
Accounts receivable, net	16,745	16,315
Inventories	431,492	440,099
Other current assets	74,075	70,668

Total current assets	708,330	631,615
Property and equipment, net	344,746	387,472
Tuxedo rental product, net	102,479	96,691
Goodwill	59,414	57,561
Other assets, net	17,137	14,391

Total assets	$1,232,106	$1,187,730

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$83,052	$108,800
Accrued expenses and other current liabilities	117,047	111,404
Income taxes payable	23,936	19

Total current liabilities	224,035	220,223
Long-term debt	43,491	62,916
Deferred taxes and other liabilities	62,236	62,443

Total liabilities	329,762	345,582

Shareholders’ equity:
Preferred stock	—	—
Common stock	705	700
Capital in excess of par	327,742	315,404
Retained earnings	953,986	924,288
Accumulated other comprehensive income	32,537	14,292

Total	1,314,970	1,254,684

Treasury stock, at cost	(412,626)	(412,536)

Total shareholders’ equity	902,344	842,148

Total liabilities and equity	$1,232,106	$1,187,730

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
FOR THE TWELVE MONTHS ENDED
January 30, 2010 AND January 31, 2009
(In thousands)

	Twelve Months Ended
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$45,508	$58,844
Non-cash adjustments to net earnings:
Depreciation and amortization	86,090	90,665
Tuxedo rental product amortization	37,184	38,180
Asset impairment charges	19,473	1,812
Other	(16,379)	10,130
Changes in assets and liabilities	(8,721)	(70,141)

Net cash provided by operating activities	163,155	129,490

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(56,912)	(88,225)
Proceeds from sale of distribution facility	—	9,588
Purchases of available-for-sale investments	—	(17,121)
Proceeds from sales of available-for-sale investments	19,410	59,921
Other investing activities	797	811

Net cash used in investing activities	(36,705)	(35,026)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	4,106	2,853
Proceeds from revolving credit facility	—	150,600
Payments on revolving credit facility	(25,000)	(130,975)
Payments on Canadian term loan	—	(31,880)
Cash dividends paid	(14,722)	(14,600)
Purchase of treasury stock	(90)	(156)
Other financing activities	(1,242)	(1,261)

Net cash used in financing activities	(36,948)	(25,419)

Effect of exchange rate changes	9,104	(21,079)

INCREASE IN CASH AND CASH EQUIVALENTS	98,606	47,966
Balance at beginning of period	87,412	39,446

Balance at end of period	$186,018	$87,412